UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): November 21, 2006

                               Manaris Corporation
             (Exact name of registrant as specified in its charter)



           Nevada                     000-33199                 88-0467848
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(State or other jurisdiction     (Commission File No.)       (IRS Employer ID)
     of incorporation)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
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              (Address of principal executive offices and Zip Code)

                                 (514) 337-2447
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              (Registrant's telephone number, including area code)

                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                               New York, NY 10018
                               Tel:(212) 930-9700
                               Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 21, 2006, Manaris Corporation ("Manaris" or the "Company") completed the second tranche (the "Second Tranche") of the Note and Warrant Purchase Agreement (the "Purchase Agreement") providing for the sale by the Company of Series B Subordinated Secured Convertible Notes (the "Series B Notes") in an aggregate principal amount of approximately $3.6 million and Original Issue Discount Subordinated Secured Convertible Notes equal to fifteen percent (15%) of the aggregate principal amount of Series B Notes (the "OID Notes") (collectively, the "Notes") to certain institutional and accredited investors (the "Investors").

In connection with the Second Tranche, the Company issued (i) Series B Notes in an aggregate principal amount of $1,509,226 (ii) OID Notes in an aggregate principal amount of $226,384, and (iii) four year warrants to purchase shares of the Company's common stock in an amount equal to 37.5% of the number of common shares underlying the Series B Notes at $.45 per share (the "Series Z Warrants") and 2.5% of the number of common shares underlying the Series B Notes at $.65 per share (the "Series Y Warrants") (collectively, the "Warrants"). The Company received net proceeds of approximately $1,360,237 in connection with the Second Tranche.

In connection with the Second Tranche,  the Company and the Investors  agreed to
(i) accelerate the commencement date of the quarterly principal payments on the Notes to February 1, 2007, and (ii) reduce the amount of the quarterly principal payments to 1/9th of the original principal amount of the Notes.

The Notes mature thirty (30) months from the date of issuance (the "Maturity Date") and are convertible at any time into shares of the Company's common stock at a fixed conversion price of $.42, subject to a conversion price reset of $.35. The conversion price of the Notes is subject to adjustment for certain events, including dividends, distributions or split of the Company's Common Stock, or in the event of the Company's consolidation, merger or reorganization.

The Company's obligations under the Purchase Agreement and the Notes are secured by a subordinated lien on substantially all of the assets of the Company, pursuant to a Pledge and Security Agreement.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MANARIS CORPORATION


Dated: November 28, 2006                   By:  /s/ John G. Fraser
                                               -------------------
                                               John G. Fraser
                                               President and Chief
                                               Executive Officer